FIRST NIAGARA FINANCIAL GROUP REPORTS 2008 RESULTS
Lockport, N.Y. – January 29, 2009

- First Niagara closes strong 2008 with solid fourth quarter performance
- 2008 operating earnings rose by 9% over the prior year
- Interest margin maintained at cyclical high
        - Local market focus drives continued loan growth
        - Capital strength positions First Niagara for continued growth and success

First Niagara Financial Group, Inc. (NASDAQ: FNFG), today announced 2008 operating net income rose by 9% to $89.8 million or $0.83 per diluted share from $82.3 million or $0.80 per diluted share from the prior year.  Reported (GAAP) net income rose by 5% to $88.4 million or $0.81 per diluted share from $84.1 million or $0.81 per diluted share from the prior year.

Full Year Results
Operating Results (Non-GAAP)	2008	2007
Net interest income	$268.6	$224.2
Provision for credit losses	22.5	8.5
Noninterest income	115.7	115.9
Noninterest expense	226.2	210.3
Net income	89.8	82.3
Earnings per diluted share(a)	$0.83	$0.80
Reported Results(GAAP)
Nonrecurring items(b)	$(2.0)	$3.7
Net income	88.4	84.1
Earnings per diluted share (c)	$0.81	$0.81

All amounts in millions except earnings per diluted share.  The Non-GAAP/Operating Results table above summarizes the Company’s operating results excluding certain non-recurring items.
(a) Excludes the impact of $1.2 million of preferred stock dividends and accretion of related discount.
(b) 2008 -Q1: Noninterest expense – real estate write-downs and severance related to the acquisition of Greater Buffalo Savings Bank of $2.0 million.  2007 -Q4 2007: Noninterest income -gain on branch sales of $21.5 million and investment portfolio restructuring loss of $5.6 million, Noninterest expense - branch deposit loss of $2.3 million, 2007-Q2: Noninterest expense - real estate write-downs and severance costs of $7.5 million related to prior year’s performance improvement initiative.  2007-Q1: Noninterest expense - severance and related costs of $2.4 million.  The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry.  In addition, the Company believes the exclusion of these items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations.
(c) Includes the impact of $1.2 million of preferred stock dividends and accretion of related discount.

John R. Koelmel, President and CEO said “2008 marked a year of great achievement for First Niagara, as we advanced the franchise in many important ways.  Our business lines are tightly focused around their competitive strengths.  Our employees are energized as never before to attract and serve customers with distinction, and we are doing the job for our shareholders with superior returns and financial performance. We continue to successfully navigate through the incredibly challenging environment and have stepped up to meet the credit needs in our market. In fact, we’ve supported even more individual and business customers last year by lending almost $3.0 billion across Upstate New York, a substantial increase of 18% over 2007.  Our capital strength and long-standing credit discipline leave us much better positioned than most to deal with the prevailing economic uncertainties.   We’re geared up and ready to move the Company forward by capitalizing on opportunities that will enhance the path we’re on toward long-term success.”

Quarterly Results

Operating Results (Non-GAAP)	Q4 2008	Q3 2008	Q4 2007
Net interest income	$71.7	$70.2	$55.2
Provision for credit losses	8.0	6.5	2.5
Noninterest income	27.6	29.2	27.9
Noninterest expense	57.5	56.8	53.3
Net income	22.8	23.7	19.6
Earnings per diluted share(d)	$0.20	$0.22	$0.19
Reported Results(GAAP)
Nonrecurring(e)	$0.0	$0.0	$13.6
Net income	22.8	23.7	27.8
Earnings per diluted share(f))	$0.19	$0.22	$0.27

All amounts in millions except earnings per diluted share.
(d) Excludes the impact of $1.2 million of preferred stock dividends and accretion of related discount.
(e) 2007 -Q4 2007: Noninterest income -gain on branch sales of $21.5 million and investment portfolio restructuring loss of $5.6 million, Noninterest expense - branch deposit loss of $2.3 million
(f) Includes the impact of $1.2 million of preferred stock dividends and accretion of related discount.

Chief Financial Officer, Michael W. Harrington, added, “Our solid fourth quarter results include nearly $800 million in new loan advances, higher net interest income, stable credit quality despite the further deterioration of economic conditions and a continued lack of any oversized exposure to troubled securities in our investment portfolio.   We maintained our net interest margin as we continued to reduce funding costs by following our disciplined deposit pricing strategy.  We are mindful, however, that recessionary pressures are increasing in all markets and that we, as well as others, will face a very challenging environment in 2009.  Given our strong performance and capital position, we are nonetheless confident in our ability to further our growth agenda while we weather the continuing economic storm.”

(Loan and deposit balance comparisons to 2007 exclude the effect of the February 2008 Greater Buffalo Savings Bank acquisition.)

Loans
Originations of new loans and lines of credit totaled $785 million in the fourth quarter.  For 2008, total loan and line advances reached $2.9 billion and were up a robust 18% from 2007.   Commercial loan average balances for 2008 grew by $405 million or 14% over the previous year.  Commercial business loans were up by 24%, surpassing a very strong 2007 growth rate of 23%.  Commercial real estate also posted a double digit increase for the year with average loan balances higher by 11%. Commercial loan average balances in the fourth quarter increased by an annualized 7% over the linked quarter.  While this rate of growth is below early 2008 levels due to the economic slow down, the business loan pipeline activity has remained solid. Home equity average balances increased by $37 million or 7% for the full year and grew by 11% annualized over the linked quarter due to increased line usage from existing customers as well as new relationships added during recent marketing campaigns. Despite originating over $200 million in new residential loans, mortgage balances steadily declined throughout 2008 and averaged $325 million or 14% below the prior year due to ongoing consumer preference for long-term, fixed rate products which the Company does not hold in its portfolio.

Credit Quality
During the fourth quarter nonperforming loans grew modestly by $1.7 million over the linked quarter to $46.4 million and increased by $18.4 million for 2008.  At year end, nonperforming loans were 0.72% of total loans compared to 0.49% at the prior year end.  Net charge-offs in the fourth quarter rose by $3.9 million over the linked quarter to $7.9 million or 0.49% of average loans with the increase attributable to several business loans and denotes a quicker deterioration of the Upstate New York economy than previously experienced.  Full year 2008 net chargeoffs increased to 0.28% of average loans compared to 0.18% in the prior year which is primarily reflective of the weakening economy as well as the ongoing maturation of our steadily growing commercial loan portfolios. The provision for credit losses was $8.0 million for the quarter, compared to $6.5 million in the linked quarter and $2.5 million a year ago.  At December 31, 2008, the allowance for credit losses represented 1.20% of total loans and 168% of nonperforming loans.

Deposits
Average core deposit balances rose by 7% in 2008.  This increase was primarily due to the expansion of municipal money market deposit relationships across the state and the increased emphasis placed on growing business checking balances. Core deposits now comprise 66% of total deposits, an increase from 63% a year earlier.  Total deposits declined by 3% on average for the full year due to the substantial drop in higher cost CD balances resulting from the Company’s year-long focus on pricing discipline and profitable relationships. Average deposit balances in the fourth quarter were $108 million below the linked quarter totals primarily due to declines in CD and savings balances with CD runoff slowing considerably during the fourth quarter as the majority of this portfolio re-priced earlier in 2008.

Net Interest Income
Net interest income for 2008 grew substantially by $44.4 million, or 20% above 2007 to $268.6 million and benefited from the continued reduction in funding costs, strong loan growth, and the February acquisition of Greater Buffalo Savings Bank.  The 2008 yield on interest bearing liabilities of 2.59% declined to its lowest level since 2005 as the Company continued to improve its funding mix by replacing higher yielding CD balances with lower priced core deposits and wholesale borrowings.  The net impact of these factors drove a 22 basis points increase in the tax equivalent net interest margin to 3.55% for 2008, the highest annual level in three years. The fourth quarter tax equivalent net interest margin of 3.68% remained unchanged from the linked quarter.

Noninterest Income
Operating (Non-GAAP) noninterest income for 2008 of $115.7 million was stable from the prior year as the industry-wide softening in insurance renewal rates was offset by higher deposit related banking service fees and a 5% increase in wealth management fees. Noninterest income for the current quarter was $27.6 million or $1.5 million below third quarter levels reflecting the ongoing challenges in the insurance market and reduced demand for broker sold investment securities.

Noninterest Expense
Operating (Non-GAAP) noninterest expense in 2008 of $226.2 million was 8% above the prior year predominately due to the absorption of Greater Buffalo Savings Bank staff along with general salary and benefit inflation.  Marketing costs increased by 26% primarily due to the Company’s aggressive statewide advertising campaign which has been successful in generating new business and increasing brand awareness. The continued disciplined management of the expense base helped to improve the efficiency ratio from 62% in 2007 to 59% in 2008, the lowest level in three years.  Noninterest expense for the current quarter increased by $0.8 million or 1% from the prior quarter as lower employee health care costs for 2008, recognized in the fourth quarter, were more than offset by higher marketing and seasonal branch maintenance costs.

Capital Management
The tangible equity ratio at December 31, 2008 was 11.03%, a substantial increase from last year’s level of 8.21%. During the fourth quarter of 2008, the Company successfully raised $115 million of private equity by issuing 8.5 million shares of common stock in a public offering. Also in the fourth quarter, the Company participated in the U.S. Treasury’s Capital Purchase Program (CPP) raising an additional $184 million of capital. The preferred dividends related to the securities issued to the Treasury amounted to $1.2 million in the fourth quarter. No shares of the Company’s stock were repurchased since the first quarter of 2008.

On January 27, 2009, the Board of Directors declared a quarterly dividend of fourteen cents ($0.14) per share on outstanding FNFG common stock, consistent with the prior quarter and prior year levels. The dividend is payable on February 24, 2009 to stockholders of record on February 10, 2009.

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $9.3 billion and deposits of $5.9 billion. First Niagara Bank is a full-service, community-focused bank that provides financial services to individuals, families and businesses through 114 branches and four Regional Market Centers across Upstate New York. For more information, visit www.fnfg.com.

Conference Call – A conference call will be held at 11 a.m. Eastern Time on Thursday, January 29, 2009 to discuss the Company’s financial results and business strategy.  Those wishing to participate in the call may dial toll-free 1-877-709-8150.  A replay of the call will be available until February 12, 2009 by dialing 1-877-660-6853, account number 240, ID number 308813.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company.  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

	2008				2007
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
SELECTED FINANCIAL DATA
(Amounts in thousands)
Securities available for sale	$1,573,101	1,250,074	1,289,738	1,414,774	1,217,164	1,262,193	1,070,842	1,095,012
Loans and leases:
Commercial:
Real estate	$2,551,966	2,489,601	2,468,932	2,388,769	2,195,009	2,150,885	2,098,245	2,065,472
Business	$940,304	914,452	906,810	863,152	730,029	667,512	651,758	611,064
Total commercial loans	$3,492,270	3,404,053	3,375,742	3,251,921	2,925,038	2,818,397	2,750,003	2,676,536

Residential real estate	$1,990,784	2,038,351	2,094,813	2,149,363	1,955,690	1,998,411	2,190,984	2,224,704
Home equity	$624,495	607,800	589,846	564,164	503,779	507,834	498,200	472,714
Other consumer	$143,989	152,640	162,603	173,264	127,169	135,697	134,282	151,885
Specialized lending	$178,916	184,739	181,683	174,476	183,747	188,684	186,856	163,319
Net deferred costs and discounts	$33,321	33,895	34,106	34,980	29,529	29,531	29,962	27,747
Total loans and leases	$6,463,775	6,421,478	6,438,793	6,348,168	5,724,952	5,678,554	5,790,287	5,716,905
Allowance for credit losses	$77,793	77,664	75,128	74,283	70,247	70,970	71,102	71,051
Loans and leases, net	$6,385,982	6,343,814	6,363,665	6,273,885	5,654,705	5,607,584	5,719,185	5,645,854
Goodwill and other intangibles	$784,549	803,914	806,327	808,262	750,071	753,336	750,732	753,296
Total assets	$9,331,372	9,008,383	9,074,502	9,067,701	8,096,228	8,114,960	8,020,806	7,982,589
Total interest-earning assets	$8,136,806	7,782,496	7,825,324	7,813,212	6,994,022	7,007,391	6,938,584	6,903,315

Deposits:
Savings	$788,767	778,794	811,160	795,464	786,759	844,576	906,852	936,496
Interest-bearing checking	$485,220	521,206	505,656	509,121	468,165	499,058	502,925	511,169
Money market deposits	$1,940,136	1,915,122	1,974,430	1,885,113	1,607,137	1,437,272	1,372,358	1,394,016
Noninterest-bearing	$718,593	693,424	728,839	680,397	631,801	658,012	656,195	623,504
Certificates	$2,010,897	1,908,174	2,138,148	2,367,176	2,055,122	2,266,535	2,317,116	2,333,891
Total deposits	$5,943,613	5,816,720	6,158,233	6,237,271	5,548,984	5,705,453	5,755,446	5,799,076

Borrowings	$1,540,227	1,603,777	1,363,379	1,265,521	1,094,981	947,055	797,574	716,463
Total interest-bearing liabilities	$6,765,247	6,727,073	6,792,773	6,822,395	6,012,164	5,994,496	5,896,825	5,892,035
Net interest-earning assets	$1,371,559	1,055,423	1,032,551	990,817	981,858	1,012,895	1,041,759	1,011,280
Stockholders' equity	$1,727,263	1,441,022	1,431,352	1,432,632	1,353,179	1,332,313	1,329,063	1,353,792
Tangible equity (1)	$942,714	637,108	625,025	624,370	603,108	578,977	578,331	600,496
Securities available for sale fair value
adjustment included in stockholders' equity	$(12,716)	(11,132)	(6,011)	5,853	(24)	(10,039)	(15,433)	(11,161)
Common shares outstanding	118,562	109,992	109,722	109,703	104,770	105,371	106,209	108,120
Treasury shares	6,858	15,427	15,697	15,718	15,274	14,674	13,835	11,925
Total loans serviced for others	$568,767	568,750	570,614	571,707	553,631	554,934	392,597	398,166

CAPITAL
First Niagara Bank:
Tier 1 risk based capital	11.48%	10.05%	10.08%	9.84%	10.10%	10.40%	10.36%	10.69%
Total risk based capital	12.72%	11.30%	11.30%	11.06%	11.35%	11.65%	11.61%	11.94%
Tier 1 (core) capital	8.47%	7.58%	7.61%	7.29%	7.54%	7.68%	7.73%	7.75%
Tangible equity	8.47%	7.58%	7.61%	7.29%	7.54%	7.68%	7.73%	7.75%
Consolidated:
Equity to assets	18.51%	16.00%	15.77%	15.80%	16.71%	16.42%	16.57%	16.96%
Tangible equity to tangible assets (1)	11.03%	7.77%	7.56%	7.56%	8.21%	7.86%	7.95%	8.31%
Book value per share (2)	$15.02	13.55	13.51	13.54	13.41	13.14	13.01	13.02
Tangible book value per share (1)(2)	$8.20	5.99	5.90	5.90	5.98	5.71	5.66	5.77

ASSET QUALITY DATA
(Amounts in thousands)
Nonperforming loans:
Commercial real estate	$26,546	28,884	20,456	19,921	16,229	18,169	9,869	6,937
Commercial business	$7,411	4,274	4,095	3,518	3,430	2,718	5,546	5,653
Residential real estate	$5,516	5,167	4,957	5,113	3,741	3,836	4,425	3,713
Home equity	$2,076	1,541	927	1,180	849	545	836	1,088
Other consumer	$514	627	528	832	885	1,307	1,232	1,816
Specialized lending	$4,354	4,205	3,430	2,872	2,920	2,596	2,283	1,880
Total nonperforming loans	$46,417	44,698	34,393	33,436	28,054	29,171	24,191	21,087
Real estate owned	$2,001	2,782	1,414	976	237	244	169	553
Total nonperforming assets	$48,418	47,480	35,807	34,412	28,291	29,415	24,360	21,640

Net loan charge-offs	$7,871	3,964	4,055	1,954	3,223	2,150	2,249	2,462
Net charge-offs to average loans (annualized)	0.49%	0.25%	0.26%	0.13%	0.22%	0.15%	0.16%	0.18%
Provision for credit losses	$8,000	6,500	4,900	3,100	2,500	2,100	2,300	1,600
Provision for credit losses as a
percentage of average loans (annualized)	0.49%	0.40%	0.31%	0.21%	0.17%	0.14%	0.16%	0.11%
Total nonperforming loans to total loans	0.72%	0.70%	0.53%	0.53%	0.49%	0.51%	0.42%	0.37%
Total nonperforming assets as a
percentage of total assets	0.52%	0.53%	0.39%	0.38%	0.35%	0.36%	0.30%	0.27%
Allowance for credit losses to total loans	1.20%	1.21%	1.17%	1.17%	1.23%	1.25%	1.23%	1.24%
Allowance for credit losses
to nonperforming loans	167.6%	173.8%	218.4%	222.2%	250.4%	243.3%	293.9%	336.9%
Personnel FTE	1,909	1,910	1,892	1,903	1,824	1,840	1,884	1,915
Number of branches	114	114	114	115	110	120	121	119

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2008					2007
	Year Ended					Year Ended
	December 31	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income	$441,138	109,798	109,951	111,402	109,987	422,772	107,120	106,911	105,543	103,198
Interest expense	$172,561	38,092	39,751	44,793	49,925	198,594	51,913	51,206	48,477	46,998
Net interest income	$268,577	71,706	70,200	66,609	60,062	224,178	55,207	55,705	57,066	56,200
Provision for credit losses	$22,500	8,000	6,500	4,900	3,100	8,500	2,500	2,100	2,300	1,600
Net interest income after provision for credit losses	$246,077	63,706	63,700	61,709	56,962	215,678	52,707	53,605	54,766	54,600

Noninterest income:
Banking services	$40,082	10,427	10,390	9,955	9,310	39,289	10,112	10,071	10,111	8,995
Insurance and benefits consulting	$49,733	11,540	12,302	13,129	12,762	51,646	11,563	13,345	13,722	13,016
Wealth management services	$9,922	2,159	2,686	2,860	2,217	9,494	2,247	2,412	2,632	2,203
Lending and leasing	$8,783	2,079	2,224	2,225	2,255	8,880	2,604	2,191	2,181	1,904
Bank owned life insurance	$5,449	1,723	1,294	1,255	1,177	4,848	1,088	1,144	1,561	1,055
Other	$1,766	(285)	293	212	1,546	17,654	16,211	567	137	739
Total noninterest income	$115,735	27,643	29,189	29,636	29,267	131,811	43,825	29,730	30,344	27,912

Noninterest expense:
Salaries and benefits	$134,195	33,018	33,914	33,844	33,419	125,697	30,269	30,159	32,377	32,892
Occupancy and equipment	$24,915	6,199	5,744	5,812	7,160	28,550	5,540	5,544	11,484	5,982
Technology and communications	$20,098	5,188	4,971	4,932	5,007	19,456	4,942	4,770	4,905	4,839
Marketing and advertising	$10,679	3,076	2,639	2,462	2,502	8,362	2,632	2,121	1,921	1,688
Professional services	$4,736	1,678	1,061	925	1,072	4,392	1,182	1,243	1,158	809
Amortization of intangibles	$8,824	2,218	2,146	2,209	2,251	10,433	2,533	2,570	2,639	2,691
Other	$24,963	6,178	6,279	6,410	6,096	25,576	8,489	5,541	5,806	5,740
Total noninterest expense	$228,410	57,555	56,754	56,594	57,507	222,466	55,587	51,948	60,290	54,641

Income before income taxes	$133,402	33,794	36,135	34,751	28,722	125,023	40,945	31,387	24,820	27,871
Income taxes	$44,964	10,988	12,395	11,672	9,909	40,938	13,108	10,284	8,209	9,337
Net income	$88,438	22,806	23,740	23,079	18,813	84,085	27,837	21,103	16,611	18,534

Preferred stock dividend and accretion	$1,184	1,184	-	-	-	-	-	-	-	-

Net income available to common stockholders	$87,254	21,622	23,740	23,079	18,813	84,085	27,837	21,103	16,611	18,534

STOCK AND RELATED PER SHARE DATA
Earnings per share:
Basic	$0.81	0.19	0.22	0.22	0.18	0.82	0.27	0.21	0.16	0.18
Diluted	$0.81	0.19	0.22	0.22	0.18	0.81	0.27	0.21	0.16	0.17
Cash dividends	$0.56	0.14	0.14	0.14	0.14	0.54	0.14	0.14	0.13	0.13
Dividend payout ratio	69.14%	73.68%	63.64%	63.64%	77.78%	65.85%	51.85%	66.67%	81.25%	72.22%
Dividend yield (annualized)	3.46%	3.44%	3.54%	4.38%	4.14%	4.49%	4.61%	3.93%	3.98%	3.79%
Market price (NASDAQ: FNFG):
High	$22.38	16.45	22.38	15.00	14.15	15.13	15.13	14.60	14.28	15.07
Low	$9.98	11.00	11.68	12.60	9.98	11.15	11.15	11.49	12.88	13.53
Close	$16.17	16.17	15.75	12.86	13.59	12.04	12.04	14.15	13.10	13.91

SELECTED RATIOS
Net income (annualized):
Return on average assets	0.97%	0.94%	1.05%	1.02%	0.88%	1.05%	1.36%	1.04%	0.84%	0.95%
Return on average equity	5.91%	5.26%	6.57%	6.46%	5.42%	6.24%	8.26%	6.31%	4.93%	5.47%
Return on average tangible equity (1)	12.80%	10.34%	14.92%	14.75%	12.01%	14.12%	18.87%	14.56%	11.09%	12.10%

Noninterest income as a percentage of net revenue	30.11%	27.82%	29.37%	30.79%	32.76%	37.03%	44.25%	34.80%	34.71%	33.18%
Efficiency ratio - Consolidated	59.4%	57.9%	57.1%	58.8%	64.4%	62.5%	56.1%	60.8%	69.0%	65.0%
- Banking segment (3)	55.3%	52.6%	52.2%	54.2%	59.8%	58.6%	50.6%	57.0%	68.6%	61.7%
Net loan charge-offs	17,844	7,871	3,964	4,055	1,954	10,084	3,223	2,150	2,249	2,462
Net charge-offs to average loans (annualized)	0.28%	0.49%	0.25%	0.26%	0.13%	0.18%	0.22%	0.15%	0.16%	0.18%
Provision for credit losses as a
percentage of average loans (annualized)	0.36%	0.49%	0.40%	0.31%	0.21%	0.15%	0.17%	0.14%	0.16%	0.11%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2008					2007
	Year Ended					Year Ended
	December 31	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED AVERAGE BALANCES
(Amounts in thousands)
Securities, at amortized cost	$1,327,183	1,398,235	1,265,630	1,335,744	1,309,020	1,135,221	1,251,346	1,112,741	1,089,189	1,086,037
Loans (4)
Commercial:
Real estate	$2,432,981	2,517,850	2,477,054	2,434,075	2,301,529	2,101,431	2,185,998	2,112,119	2,068,315	2,037,544
Business	$880,222	928,052	906,773	890,154	795,092	639,580	692,448	652,751	631,884	579,853
Total commercial loans	$3,313,203	3,445,902	3,383,827	3,324,229	3,096,621	2,741,011	2,878,446	2,764,870	2,700,199	2,617,397
Residential	$2,074,277	2,023,596	2,078,863	2,131,922	2,063,235	2,158,696	1,986,546	2,179,767	2,217,959	2,253,212
Home equity	$589,721	626,031	608,610	581,834	541,804	498,039	514,655	509,747	490,616	476,591
Other consumer	$161,096	153,188	161,074	173,426	156,784	145,501	135,524	136,990	144,449	165,462
Specialized lending	$187,311	189,244	189,867	183,469	186,616	182,691	194,919	194,143	180,100	161,104
Total loans	$6,325,608	6,437,961	6,422,241	6,394,880	6,045,060	5,725,938	5,710,090	5,785,517	5,733,323	5,673,766

Total interest-earning assets	$7,735,545	7,939,383	7,768,427	7,805,792	7,425,978	6,915,138	7,021,393	6,952,003	6,872,508	6,811,941
Goodwill and other intangibles	$794,915	802,275	804,886	807,034	765,275	752,462	751,955	752,422	752,007	753,483
Total assets	$8,963,141	9,148,625	8,991,899	9,115,902	8,593,783	7,997,299	8,116,588	8,044,675	7,940,621	7,884,237

Interest-bearing liabilities:
Savings accounts	$790,707	772,359	802,900	804,834	782,804	889,398	813,084	881,145	921,747	943,137
Checking	$486,789	486,166	498,065	494,395	468,411	487,173	476,721	482,838	492,312	497,094
Money market deposits	$1,899,010	1,944,965	1,963,454	1,932,942	1,753,468	1,413,178	1,581,043	1,393,680	1,369,121	1,306,061
Certificates of deposit	$2,106,481	1,958,090	1,985,925	2,249,847	2,235,016	2,263,933	2,168,218	2,286,634	2,311,348	2,290,626
Borrowed funds	$1,372,314	1,526,141	1,444,923	1,309,847	1,205,857	853,297	986,725	889,375	764,987	769,314
Total interest-bearing liabilities	$6,655,301	6,687,721	6,695,267	6,791,865	6,445,556	5,906,979	6,025,791	5,933,672	5,859,515	5,806,232

Noninterest-bearing deposits	$687,741	707,300	726,852	688,403	627,762	627,259	644,680	657,366	616,537	589,517
Total deposits	$5,970,728	5,868,880	5,977,196	6,170,421	5,867,461	5,680,941	5,683,746	5,701,663	5,711,065	5,626,435
Total liabilities	$7,486,817	7,514,116	7,554,117	7,679,743	7,198,252	6,649,427	6,779,481	6,717,283	6,587,797	6,509,433
Net interest-earning assets	$1,080,244	1,251,662	1,073,160	1,013,927	980,422	1,008,159	995,602	1,018,331	1,012,993	1,005,709
Stockholders' equity	$1,476,324	1,634,510	1,437,782	1,436,159	1,395,531	1,347,872	1,337,107	1,327,392	1,352,824	1,374,804
Tangible equity (1)	$681,409	832,235	632,896	629,125	630,256	595,410	585,152	574,970	600,817	621,321
Common shares outstanding (2):
Basic	107,531	114,870	106,075	105,884	103,230	102,838	101,274	101,472	103,373	105,294
Diluted	108,174	115,626	106,795	106,523	103,641	103,472	101,757	102,059	104,031	106,004

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
Securities, at amortized cost	4.92%	4.72%	4.95%	5.04%	5.00%	4.49%	4.72%	4.54%	4.40%	4.26%
Loans
Commercial:
Real estate	6.27%	6.21%	6.15%	6.27%	6.48%	6.80%	6.73%	6.80%	6.84%	6.85%
Business	5.65%	5.07%	5.52%	5.64%	6.50%	7.59%	7.26%	7.73%	7.70%	7.69%
Total commercial loans	6.11%	5.90%	5.98%	6.10%	6.48%	6.99%	6.86%	7.02%	7.04%	7.04%
Residential	5.55%	5.54%	5.53%	5.52%	5.60%	5.61%	5.62%	5.61%	5.57%	5.62%
Home equity	5.86%	5.53%	5.65%	5.84%	6.50%	6.95%	6.85%	6.96%	7.00%	7.00%
Other consumer	7.46%	7.68%	7.44%	7.25%	7.49%	7.66%	7.81%	7.91%	7.55%	7.42%
Specialized lending	7.41%	6.85%	7.20%	7.72%	7.89%	8.61%	8.16%	8.22%	9.67%	8.45%
Total loans	5.97%	5.82%	5.88%	5.96%	6.25%	6.53%	6.49%	6.54%	6.57%	6.52%

Total interest-earning assets	5.78%	5.59%	5.72%	5.81%	6.03%	6.20%	6.18%	6.22%	6.22%	6.16%

Savings accounts	0.28%	0.25%	0.26%	0.27%	0.33%	0.44%	0.35%	0.35%	0.43%	0.62%
Interest-bearing checking	0.28%	0.23%	0.27%	0.30%	0.33%	0.42%	0.40%	0.37%	0.37%	0.53%
Money market deposits	2.29%	1.91%	2.10%	2.27%	2.98%	3.70%	3.79%	3.76%	3.65%	3.56%
Certificates of deposit	3.40%	2.82%	2.95%	3.55%	4.16%	4.47%	4.39%	4.51%	4.53%	4.44%
Borrowed funds	3.91%	3.67%	3.78%	4.02%	4.26%	4.58%	4.65%	4.78%	4.44%	4.38%
Total interest-bearing liabilities	2.59%	2.26%	2.36%	2.65%	3.11%	3.36%	3.41%	3.42%	3.32%	3.28%

Tax equivalent net interest rate spread	3.19%	3.33%	3.36%	3.16%	2.92%	2.84%	2.77%	2.80%	2.90%	2.88%
Tax equivalent net interest rate margin	3.55%	3.68%	3.68%	3.50%	3.33%	3.33%	3.25%	3.30%	3.40%	3.37%

(1)	Excludes goodwill and other intangible assets.
(2)	Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)	Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)	Includes nonaccrual loans.